Exhibit 23.2

CONSENT OF ARCHER, CATHRO & ASSOCIATES (1981) lIMITED

We, Archer, Cathro & Associates (1981) Limited, hereby consent to the incorporation by reference of any mineral resources and other analyses performed by us in our capacity as an independent consultant to Silver Bull Resources, Inc. (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended October 31, 2022 (the “Form 10-K”), in the Company’s Registration Statements on Form S-1 (File Nos. 333-214228, 333-221459, 333-227465, and 333-251229), as amended, and Form S-8 (File Nos. 333-171723, 333-180142, 333-214229, 333-221460, and 333-232627), or in any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading “Experts” in such Registration Statements and any related amendments or prospectuses.

In connection with the Company’s Form 10-K, we also consent to:

•	the filing and use of the technical report summary titled “S-K 1300 Summary Technical Report on the Resources of the Silver-Zinc Sierra Mojada Project Coahuila, Mexico” (the “Technical Report Summary”), dated January 24, 2023, as an exhibit to and referenced in the Form 10-K or any amendment or supplement thereto;
•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K or any amendment or supplement thereto and any such Technical Report Summary; and
•	the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K or any amendment or supplement thereto.

We are a qualified person responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary:

•	Sections 1 - 3, 9, 11 and 22

ARCHER, CATHRO & ASSOCIATES (1981) LIMITED
Date: January 26, 2023	By:	/s/ Matthew Dumala
Name: Matthew Dumala, P.Eng.
Title: Partner and Senior Engineer